Assessment Regarding Compliance with Applicable Servicing Criteria
1.
Bank of America, National Association (the "Servicer") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of
December 31, 2012 and for the period from January 1, 2012 through December 31, 2012 (the

"Reporting Period"), as set forth in Appendix A hereto, in connection with asset-backed securities transactions involving commercial mortgage loan transactions that involved an offer or sale of asset-backed securities that were required to be registered on or after January 1, 2006 with the
Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform");
2.
The Servicer engaged certain vendors, which are not servicers as defined in Item 1101(j) of
Regulation AB (the "Vendors") to perform certain specific, limited or scripted activities and the
Servicer elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to the Vendors' activities as set forth in Appendix A hereto;
3.
Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d)
of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to the Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;
5.
The Servicer has complied, in all material respects, with the applicable servicing criteria for the
Reporting Period with respect to the Platform taken as a whole;
6.
The Servicer has not identified and is not aware of any material instance of noncompliance by the
Vendors with the applicable servicing criteria for the Reporting Period with respect to the Platform taken as a whole;
7.
The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria for the Reporting Period with respect to the Platform taken as a whole; and
8.
PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria as of December 31, 2012 and for the Reporting Period.
February 22, 2013

BANK OF AMERICA, NATIONAL ASSOCIAION

By: /s/ Dean Roberson
Name: Dean Roberson
Title: Director

APPENDIX A
SERVICING CRITERIA
APPLICABLE SERVICING CRITERIA
INAPPLICABLE
SERVICING CRITERIA
Reference
Criteria
Servicer
Vendor
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to
monitor any performance or other triggers and
events of default in accordance with the
transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced
to third parties, policies and procedures are
instituted to monitor the third party's performance
and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to
maintain a back-up servicer for the mortgage loans
are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is
in effect on the party participating in the servicing
function throughout the reporting period in the
amount of coverage required by and otherwise in
accordance with the terms of the transaction
agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the
appropriate custodial bank accounts and related
bank clearing accounts no more than two business
days following receipt, or such other number of
days specified in the transaction agreements.
X
X
(only with respect to
standard lockbox
processing by
depositing checks into
the appropriate
account indicated by
the Servicer)
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf
of an obligor or to an investor are made only by
authorized personnel.
X
(other than with
respect to
disbursements made to
investors)
1122(d)(2)(iii)
Advances of funds or guarantees regarding
collections, cash flows or distributions, and any
interest or other fees charged for such advances,
are made, reviewed and approved as specified in
the transaction agreements.
X
(only with respect to
transactions for which
the related transaction
agreements specifically
required it to advance
property protection
expenses or payments
of interest and/or
principal)
1122(d)(2)(iv)
The related accounts for the transaction, such as
cash reserve accounts or accounts established as
a form of overcollateralization, are separately
maintained (e.g., with respect to commingling of
cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally
insured depository institution as set forth in the
transaction agreements. For purposes of this
criterion, "federally insured depository institution"
with respect to a foreign financial institution
means a foreign financial institution that meets the
requirements of Rule 13k-1(b)(1) of the Securities
Exchange Act.
X

X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to
prevent unauthorized access.
X

SERVICING CRI'TERIA
APPLICABLE SERVICING CRITERIA
INAPPLICABLE
SERVICING CRITERIA
Reference
Criteria
Servicer

X
Vendor
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for
all asset-backed securities related bank accounts,
including custodial accounts and related bank
clearing accounts. These reconciliations are (A)
mathematically accurate; (B) prepared within 3o
calendar days after the hank statement cutoff date,
or such other number of days specified in the
transaction agreements; (C) reviewed and approved
by someone other than the person who prepared the
reconciliation; and (D) contain explanations for
reconciling items. These reconciling items are
resolved within 90 calendar days of their original
identification, or such other number of days
specified in the transaction agreements.
Investor Remittance and Reporting
1122d)(3)(i)
Reports to investors, including those to be filed
with the Commission, are maintained in
accordance with the transaction agreements and
applicable Commission requirements.
Specifically, such reports (A) are prepared in
accordance with timeframes and other terms set
forth in the transaction agreements; (B) provide
information calculated in accordance with the
terms specified in the transaction agreements; (C)
are filed with the Commission as required by its
rules and regulations; and (D) agree with
investors' or the trustee's records as to the total
unpaid principal balance and number of mortgage
loans serviced by the Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and
remitted in accordance with timeframes,
distribution priority and other terms set forth in the
transaction agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are posted
within two business days to the Servicer's
investor records, or such other number of days
specified in the transaction agreements.

X
1122(d)(3)(iv)
Amounts remitted to investors per the investor
reports agree with cancelled checks, or other
form of payment, or custodial bank statements.
X
Pool Asset Administration
_
1122(d)(4)(i)

1122(d)(4)(ii)

Collateral or security on mortgage loans
is maintained as required by the
transaction agreements or related mortgage loan documents.                                 X
Mortgage loan documents and related documents
are safeguarded as required by the transaction
agreements.
X
.
1122(d)(4)(iii)
Any additions, removals or substitutions to the
asset pool are made, reviewed and approved in
accordance with any conditions or requirements
in the transaction agreements.
X
1122(d)(4)(iv)
Payments on mortgage loans, including any
payoffs, made in accordance with the related
mortgage loan documents are posted to the
Servicer's obligor records maintained no more
than two business days after receipt, or such other
number of days specified in the transaction
agreements, and allocated to principal, interest or
other items (e.g., escrow) in accordance with the
related mortgage loan documents.
X
1122(d)(4)(v)
The Servicer's records regarding the mortgage
loans agree with the Servicer's records with respect
X

SERVICING CRITERIA
APPLICABLE SERVICING CRITERIA
INAPPLICABLE
SERVICING CRITERIA
Reference
Criteria
Servicer
Vendor
to an obligor's unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of
an obligor's mortgage loans (e.g., loan
modifications or re-agings) are made,
reviewed and approved by authorized
personnel in accordance with the transaction
agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g.,
forbearance plans, modifications and deeds in
lieu of foreclosure, foreclosures and
repossessions, as applicable) are initiated,
conducted and concluded in accordance with the
timeframes or other requirements established by
the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are
maintained during the period a mortgage loan is
delinquent in accordance with the transaction
agreements. Such records are maintained on at
least a monthly basis, or such other period
specified in the transaction agreements, and
describe the entity's activities in monitoring
delinquent mortgage loans including, for example,
phone calls, letters and payment rescheduling
plans in cases where delinquency is deemed
temporary (e.g., illness or unemployment).
X
(only for the period
prior to a servicing
transfer event (as
defined in the
transaction
agreements))
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for
mortgage loans with variable rates are computed
based on the related mortgage loan documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor
(such as escrow accounts): (A) such funds are
analyzed, in accordance with the obligor's mortgage
loan documents, on at least an annual basis, or such
other period specified in the transaction
agreements; (B) interest on such funds is paid, or
credited, to obligors in accordance with applicable
mortgage loan documents and state laws; and (C)
such funds are returned to the obligor within 30
calendar days of full repayment of the related
mortgage loans, or such other number of days
specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made an behalf of an obligor (such as tax
or insurance payments) are made on or before the
related penalty or expiration dates, as indicated on
the appropriate bills or notices for such payments,
provided that such support has been received by
the servicer at least 30 calendar days prior to these
dates, or such other number of days specified in the
transaction agreements.
X
X
(only with respect to
verifying outstanding
tax payments and
processing such tax
payments pursuant to
the Servicer's
direction)
1122(d)(4)(xii)
Any late payment penalties in connection with
any payment to be made on behalf of an obligor
are paid from the Servicer's funds and not charged
to the obligor, unless the late payment was due to
the obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are
posted within two business days to the obligor's
records maintained by the Servicer, or such
other number of days specified in the transaction
agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible
accounts are recognized and recorded in
accordance with the transaction agreements.
X

SERVICING CRITERIA
APPLICABLE SERVICING CRITERIA
INAPPLICABLE
SERVICING CRITERIA
Reference
Criteria
Servicer
Vendor
1122(d)(4)(xv)
Any external enhancement or other support,
identified in Item 1114(a)(1) through (3) or Item
m of Regulation AB, is maintained as set forth in
the transaction agreements.
X
(only with respect to
those items identified
in Item 1114(0W)
,